SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934 Date of Report (Date of
                     earliest event reported): July 15, 2004

                              Scantek Medical, Inc.

        .................................................................
             (Exact name of registrant as specified in its charter)


             Delaware                  000-27592                 84-1090126
 ..............................................................................
   (State or other jurisdiction     (Commission              (IRS Employer
          of  incorporation)          File Number)         Identification No.)

                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927
          .............................................................
               (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code.............. (973) 401-0434


    .........................................................................
         (Former name or former address, if changed since last report.)

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Item 5.  Other Events and Regulation FD Disclosure.

         Scantek Medical, Inc. ("Scantek") entered into a Consulting Agreement dated as of the 15th day of July 2004 with Robert Rubin ("Rubin") pursuant to which Rubin shall provide Scantek with services for a term of three years which, include, but are not limited to, (A) advising Scantek in connection with marketing, management and financing strategies, (B) introducing Scantek to banks, lenders and other financing resources, (C) advising Scantek in connection with structuring business acquisitions and assisting Scantek in negotiations for the acquisition of merger candidates, (D) strategic alliances, (E) business development and business advertising, and (F) such other matters as Scantek shall from time to time request.

         Scantek shall issue approximately 14% of the issued and outstanding shares of common stock, par value $.001 of Scantek (the "Common Stock") amongst the Rubin Family Trust and Rubin and/or his designees.

         On July 15, 2004, Scantek also entered into a financing agreement (the "Financing Agreement") with Margery C. Rubin and Robert Schulman, as Trustees of the Rubin Family Irrevocable Stock Trust (the "Rubin Family Trust") and Rubin which, among other terms, provides for Scantek to receive $500,000 in financing through the issuance of convertible debt, $200,000 of which was loaned by the Rubin Family Trust upon the execution of the Financing Agreement, with the balance of $300,000 to be received on or prior to August 13, 2004.

         The   convertible   debt  shall  be  convertible   into  a  maximum  of
approximately 4% of the issued and outstanding shares of Common Stock. The convertible debt shall be due within 18 months after issuance and shall bear interest at 7% per annum. The lenders, as consideration for the loan, shall also receive shares of Common Stock for an aggregate of less than 2% of the issued and outstanding shares of Common Stock.

         Pursuant to the terms of the Financing Agreement, Scantek agreed to convert $1,327,000 in accrued wages it owes to its President, Dr. Zsigmond Sagi into approximately 50% of the issued and outstanding shares of Common Stock, a portion of which, currently anticipated to be 25% of the shares to which Dr. Sagi is entitled, shall be assigned to third parties, including, but not limited to, an officer of Scantek. Scantek also agreed to convert $3,422,635 in loans which it owes to Dr. Sagi into shares of convertible preferred stock par value $1.00. The convertible preferred stock shall (A) pay a dividend of two (2%) percent above the prime rate of interest announced by Citibank, N.A., as adjusted from time to time; provided, however, that the dividend shall not exceed seven and one-half (7.5%) percent, (B) be convertible for a period of five (5) years into between approximately 4.9 % and 19.6% of the issued and outstanding shares of Common Stock depending upon when the convertible preferred stock is converted and (C) upon liquidation or dissolution of Scantek, have a liquidation priority equal to the par value of the shares.

         On July 30, 2004, Scantek issued a press release announcing that it had entered into the foregoing agreements.


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Item 7. Exhibit-Index.

Exhibit 1 - Consulting Agreement by and between Robert Rubin and Scantek dated as of the 15th day of July 2004.

Exhibit 2 - Letter Agreement by and among Margery C. Rubin and Robert Schulman, as Trustees of the Rubin Family Irrevocable Stock Trust, Robert Rubin and Scantek dated July 15, 2004.

Exhibit 3 - Scantek press release dated July 30, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Scantek Medical, Inc.

                                                    a Delaware corporation

Date: July 30, 2004                             By: /s/ Zsigmond Sagi
                                                    ----------------------------
                                                    Dr. Zsigmond Sagi, President


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